EX-99.B-77G

                 WADDELL & REED ADVISORS HIGH INCOME FUND, INC.

SUB-ITEM 77G(a):  Defaults on senior securities


1.   Adelphia Communications Corporation

     $6,300,000 10.875% Bonds due 10/01/10
     CUSIP 006848BF1
     Company filed for Chapter 11 bankruptcy protection June 25, 2002. This is a monetary default, with a default date of October 30, 2002. Amount of default per $1,000 face amount is $ 98
     Total amount of default is $ 614,438

2.   Adelphia Communications Corporation

     $1,750,000 9.250% Bonds due 10/01/02
     CUSIP 006848AS4
     Company filed for Chapter 11 bankruptcy protection June 25, 2002. This is a monetary default, with a default date of October 30, 2002 Amount of default per $1,000 face amount is $ 46
     Total amount of default is $ 80,938

3.   MCI Communications Corporation

     $1,880,000 6.95% Bonds due 8/15/06
     CUSIP 552673AV7
     Company filed for bankruptcy protection on July 21, 2002
     This is a monetary default, with a default date of August 30, 2002 Amount of default per $1,000 face amount is $ 43
     Total amount of default is $ 81,663

5.   MCI Communications Corporation

     $1,470,000 7.750% Bonds due 3/23/25
     CUSIP 552673AS4
     Company filed for bankruptcy protection on July 21, 2002
     This is a monetary default, with a default date of August 30, 2002 Amount of default per $1,000 face amount is $ 40
     Total amount of default is $ 59,492